Exhibit 99.1

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of this 31st day of July, 2007, by and among Community First Bancorporation, a South Carolina corporation (the "Corporation"), Community First Bank, Inc., a bank chartered under South Carolina law and a wholly owned subsidiary of the Corporation (the "Bank"), and Frederick D. Shepherd Jr., Director, President, Chief Executive Officer, and Treasurer of the Corporation and the Bank (the "Executive"). The Corporation and the Bank are referred to in this Agreement individually and together as the "Employer."

         WHEREAS, the Executive is the President, Chief Executive Officer, and Treasurer and a Director of the Corporation and the Bank, possessing unique skills, knowledge, and experience relating to their business, and the Executive has made and is expected to continue to make major contributions to the profitability, growth, and financial strength of the Corporation and affiliates, and

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Employer, is contemplated insofar as the Corporation or any affiliates are concerned.

         NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                   EMPLOYMENT

         1.1 Employment. The Employer hereby employs the Executive to serve as President and Chief Executive Officer and Treasurer according to the terms and conditions of this Agreement and for the period stated in section 1.3. The Executive hereby accepts employment according to the terms and conditions of this Agreement and for the period stated in section 1.3.

         1.2 Duties. As President and Chief Executive Officer, the Executive shall serve under the direction of the Employer's board of directors and in accordance with the Employer's Articles of Incorporation and Bylaws, as each may be amended or restated from time to time. The Executive shall report directly to the board of directors. The Executive shall serve the Employer faithfully, diligently, competently, and to the best of the Executive's ability. The Executive shall exclusively devote full working time, energy, and attention to the business of the Employer and to the promotion of the Employer's interests throughout the term of this Agreement. Without the written consent of the board of directors of each of the Corporation and the Bank, during the term of this Agreement the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which the compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this section 1.2 shall prevent the Executive from managing personal investments and affairs, provided that doing so does not interfere with the proper performance of the Executive's duties and responsibilities under this Agreement.

         1.3 Term. The initial term of employment under this Agreement shall be three years, commencing July 31, 2007. On the first anniversary of the commencement date and at each anniversary thereafter the term of this Agreement

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shall  automatically be extended for one additional year unless the Bank's board of directors determines that the term shall not be extended. If the board of directors decides not to extend the term, the board shall promptly notify the Executive in writing, but this Agreement shall nevertheless remain in force until its existing term expires. The board's decision not to extend the term shall not - by itself - give the Executive any rights under this Agreement to claim an adverse change in position, compensation, or circumstances or otherwise to claim entitlement to severance benefits under Articles 4 or 5. References herein to the term of this Agreement mean the initial term, as the same may be extended.

         1.4 Service on the Board of Directors. The Executive is currently serving as a director of each of the Corporation and the Bank. The Corporation shall nominate the Executive for election as a director at such times as necessary so that the Executive will, if elected by stockholders, remain a director of the Corporation throughout the term of this Agreement. The Executive hereby consents to serving as a director and to being named as a director of the Corporation in documents filed with the Securities and Exchange Commission. The board of directors of each of the Corporation and the Bank shall undertake every lawful effort to ensure that the Executive continues throughout the term of his employment to be elected or reelected as a director of the Bank. The Executive shall be deemed to have resigned as a director of each of the Corporation and the Bank effective immediately after termination of the Executive's employment under Article 3 of this Agreement, regardless of whether the Executive submits a formal, written resignation as director.

                                    ARTICLE 2
                            COMPENSATION AND BENEFITS

         2.1 Base Salary. (a) In consideration of the Executive's performance of the obligations under this Agreement, the Employer shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $293,000, payable in bi-weekly installments or otherwise according to the Employer's regular pay practices. The Executive's salary shall be subject to annual review and may be increased on the terms stated in paragraph (b) of this section 2.1. However, the Executive's salary shall not be reduced. The Executive's salary, as the same may be increased from time to time, is referred to in this Agreement as the "Base Salary." All compensation under this Agreement shall be subject to customary withholding taxes and such other employment taxes as are imposed by law.

         (b) The Employer's board of directors or the board's Compensation Committee shall annually review the Executive's salary by reference to a peer group consisting of banks and bank holding companies (w) headquartered in South Carolina or North Carolina, (x) with total assets between $250 million and $1 billion, (y) in existence for five or more years, and (z) with equity securities registered under the Securities Exchange Act of 1934. The Employer's board of directors or the board's Compensation Committee may modify the peer-group criteria no more frequently than annually. The Employer's board of directors or the board's Compensation Committee may eliminate from the peer group banks and bank holding companies that, despite satisfying the preceding criteria, operate in markets the board of directors or the Compensation Committee considers to be sufficiently different from the Employer's market such that a peer-group comparison to those banks and bank holding companies would produce distorted results, whether because of the population density of the market in which those other banks and bank holding companies operate or for other identifiable economic or other demographic reasons. Before the end of each year, the return on average assets (ROAA), return on average equity (ROAE), and efficiency ratio of each bank or bank holding company within the peer group for the preceding year shall be determined by the board or Compensation Committee based on reports filed by the peer-group banks and bank holding companies under the Securities Exchange Act of 1934. The Executive's salary for the following year shall not be less than the average salary for chief executive officers of banks and bank holding companies within the Employer's percentile rank in the peer group (excluding the Employer), with salary being determined by reference to cash


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

compensation reported as salary (specifically excluding director fees) in the peer-group banks and bank holding companies' proxy statement compensation disclosures under the Securities Exchange Act of 1934. If for example the board determines by the end of 2007 that the Employer's ROAA, ROAE, and efficiency ratio for 2006 place the Employer in the 80th percentile within its peer group for 2006 and that the average salary of chief executive officers reported in proxy statements for the 2007 annual meeting by banks and bank holding companies in the 80th percentile (excluding the Employer) is $315,000, the Executive's salary for 2008 shall not be less than $315,000.

         2.2 Benefit Plans and Perquisites. For as long as the Executive is employed by the Employer the Executive shall be entitled (x) to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, retirement, medical, dental, disability, and group life benefits and including stock-based compensation, incentive, bonus, or purchase plans existing on the date of this Agreement or adopted after the date of this Agreement, provided that the Executive satisfies the eligibility requirements for any such plans or benefits, and (y) to receive any and all other fringe benefits provided from time to time, including the following fringe benefits -

         (a) Club dues. The Employer shall pay or cause to be paid the Executive's initiation and membership assessments and dues in civic and social clubs of the Executive's choice. The Executive shall be solely responsible for personal expenses for use of the civic and clubs.

         (b) Reimbursement of business expenses. The Executive shall be entitled to reimbursement for all reasonable business expenses incurred performing the obligations under this Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of the Employer and reasonable expenses for attendance at annual and other periodic meetings of trade associations.

         (c) Use of automobile. The Executive shall have the use of an automobile of suitable type for the Executive's position (not older than three model years and of similar rank and status to the Lincoln Town Car currently provided as of the Agreement's effective date) titled in the Employer's name for use by the Executive to carry out the Executive's duties, the insurance and maintenance expenses of which shall be paid by the Employer. As additional compensation, the Executive may use such automobile for personal purposes, provided that the Executive renders an accounting of business and personal use to the Employer in accordance with regulations under the Internal Revenue Code of 1986, as amended.

         (d) Long-term care insurance. The Employer shall purchase and maintain long-term care insurance for the benefit of the Executive, which policy shall be fully paid no later than the date on which the Executive attains age 70, provided the Executive remains employed by the Employer to age 70. The long-term care insurance policy shall be owned by the Executive exclusively. If before attaining age 70 the Executive's employment terminates involuntarily but without Cause, voluntarily but with Good Reason, or because of disability, the Executive's right to the long-term care insurance benefit under this section 2.2(d) shall be determined under section 4.2.

         (e) Disability insurance. The Employer shall reimburse the Executive for the Executive's cost to purchase and maintain disability insurance coverage. The amount reimbursed by the Employer shall be grossed up to compensate the Executive for federal and state income taxes imposed as a result of the Employer's reimbursement of the Executive's cost. The disability insurance policy shall be owned by the Executive exclusively.

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         (f) Annual Cash Incentive  Award.  For each fiscal year the Corporation achieves a return on average assets (ROAA) of 1.00% or more, the Executive shall be entitled to an incentive award payable in cash within 45 days after the end of the fiscal year. Specifically, for each fiscal year the Corporation's ROAA equals or exceeds 1.00% the Executive shall be entitled to an incentive award equal to 15% of the Executive's Base Salary plus a percentage of the Executive's Base Salary equal to the difference between ROAA and 1.00%.

         For each fiscal year the Corporation achieves a return on average equity (ROAE) of 10.00% or more, the Executive shall be entitled to an incentive award payable in cash within 45 days after the end of the fiscal year. Specifically, for each fiscal year the Corporation's ROAE equals or exceeds 10.00% the Executive shall be entitled to an incentive award equal to 15% of the Executive's Base Salary plus a percentage of the Executive's Base Salary equal to the difference between ROAE and 10.00%.

         The Corporation's ROAA and ROAE shall be determined by the Employer's board of directors or the board's Compensation Committee, based on the Corporation's financial statements prepared in accordance with generally accepted accounting principles. In the calculation of ROAA and ROAE the board of directors or Compensation Committee may adjust for extraordinary and non-recurring items and exclude the impact of those extraordinary and non-recurring items.

         2.3 Split-Dollar Insurance Agreement. The Bank and the Executive have entered into a Split- Dollar Insurance Agreement dated as of October 1, 2001. Unless the Split-Dollar Insurance Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive's beneficiary(ies) under the Split-Dollar Insurance Agreement shall be determined solely by reference to the agreement, as the same may be amended.

         2.4 Vacation. The Executive shall be entitled to sick leave and paid annual vacation in accordance with policies established from time to time by the Employer.

         2.5  Insurance.  The Employer  shall maintain or cause to be maintained
liability  insurance  covering  the  Executive   throughout  the  term  of  this
Agreement.

         2.6 Salary Continuation Agreement. No later than July 1, 2007, the Bank shall enter into a Salary Continuation Agreement with the Executive, providing an annual nonqualified deferred compensation benefit to the Executive of at least $210,000 payable for 20 years after attaining age 71. In the case of a Change in Control occurring before the Executive attains age 71, the Salary Continuation Agreement shall provide a single-trigger change-in-control benefit payable as a nondiscounted lump sum equal to the liability accrual balance required when the Executive attains age 71. Unless the Salary Continuation Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive under the Salary Continuation Agreement shall be determined solely by reference to that agreement.

                                    ARTICLE 3
                             EMPLOYMENT TERMINATION

         3.1 Termination Because of Death or Disability. (a) Death. The Executive's employment shall terminate automatically at the Executive's death. If the Executive dies in active service to the Employer, the Executive's estate shall receive any sums due to the Executive as Base Salary and reimbursement of expenses through the end of the month in which death occurred, any bonus earned or accrued through the date of death, including any unvested amounts awarded for previous years, and for twelve months after the Executive's death the Employer


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

shall assist the Executive's family with continuing health care coverage under COBRA substantially identical to that provided for the Executive before death.

         (b) Disability. By delivery of written notice 30 days in advance to the Executive, the Employer may terminate the Executive's employment if the Executive is disabled. For purposes of this Agreement the Executive shall be considered "disabled" if an independent physician selected by the Employer and reasonably acceptable to the Executive or the Executive's legal representative determines that, because of illness or accident, the Executive is unable to perform the Executive's duties and will be unable to perform the Executive's duties for a period of 90 consecutive days. The Executive shall not be considered disabled, however, if the Executive returns to work on a full-time basis within 30 days after the Employer gives notice of termination due to disability. If the Executive is terminated by either of the Corporation or the Bank because of disability, the Executive's employment with the other shall also terminate at the same time. During the period of incapacity leading up to the termination of the Executive's employment under this provision, the Employer shall continue to pay the full Base Salary at the rate then in effect and all perquisites and other benefits (other than bonus) until the Executive becomes eligible for benefits under any disability plan or insurance program maintained by the Employer, provided that the amount of the Employer's payments to the Executive under this section 3.1(b) shall be reduced by the sum of the amounts, if any, payable to the Executive for the same period under any disability benefit or pension plan covering the Executive.

         3.2 Involuntary Termination with Cause. The Employer may terminate the Executive's employment for Cause. If the Executive's employment terminates for Cause, the Executive shall receive the Base Salary through the date on which termination becomes effective and reimbursement of expenses to which the Executive is entitled when termination becomes effective. If the Executive is terminated for Cause by either of the Corporation or the Bank, the Executive shall be deemed also to have been terminated for Cause by the other. The
Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there is delivered to the Executive a copy of a resolution adopted at a meeting of the board of directors called and held for the purpose, which resolution shall (x) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause, and
(y) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of a majority of the directors of the Corporation then in office or a majority of the directors of the Bank then in office, in either case excluding the Executive. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable time before the board's meeting. The Executive and the Executive's counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Agreement limits the Executive's or beneficiaries' right to contest the validity or propriety of the board's determination of Cause. For purposes of this Agreement "Cause" means any of the following -

                  1) an intentional, willful, and continued failure to perform the Executive's duties (other than due to disability, as defined in section 3.1),

                  2) an intentional, willful, and material breach by the Executive of fiduciary duties of loyalty and care to the Employer,

                  3) an intentional, willful, and knowing violation by the Executive of any provision of this Agreement,

                  4) an intentional, willful, and knowing material violation by the Executive of the Employer's Code of Ethics,

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                  5) a conviction of, or the entering of a plea of no contest by the Executive to, any felony or any crime involving fraud or dishonesty having to do with the Employer,

                  6) other gross and willful misconduct by the Executive that is demonstrably and materially injurious to the Employer's business, whether monetary or otherwise,

                  7) a willful and knowing violation of any material federal or state banking law or regulation applicable to the Employer or occurrence of any event described in section 19 of the Federal Deposit Insurance Act or any other act or event as a result of which the Executive becomes unacceptable to, or is removed, suspended, or prohibited from participating in the Employer's affairs by any regulatory authority having jurisdiction over the Employer, or

                  8) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of the Employer, under the Employer's blanket bond or other fidelity or insurance policy covering its directors, officers, or employees.

         For purposes of this section 3.2 no act or failure to act on the Executive's part shall be considered "willful" unless the action or inaction was in bad faith and without reasonable belief that the action or inaction was in the Employer's best interests.

         3.3 Voluntary Termination by the Executive Without Good Reason. If the Executive terminates employment without Good Reason, the Executive shall receive the Base Salary and expense reimbursement to which the Executive is entitled through the date on which termination becomes effective.

         3.4 Involuntary Termination Without Cause and Voluntary Termination with Good Reason. With written notice to the Executive 90 days in advance, the Employer may terminate the Executive's employment without Cause. Termination shall take effect at the end of the 90-day period. With advance written notice to the Employer as provided in clause (y), the Executive may terminate employment for Good Reason. If the Executive's employment terminates involuntarily without Cause or voluntarily but with Good Reason, the Executive shall be entitled to the benefits specified in Article 4 of this Agreement. For purposes of this Agreement a voluntary termination by the Executive shall be considered a voluntary termination with Good Reason if the conditions stated in both clauses (x) and (y) are satisfied -

         (x) a voluntary termination by the Executive shall be considered a voluntary termination with Good Reason if any of the following occur without the Executive's advance written consent, and the term Good Reason shall mean the occurrence of any of the following without the Executive's advance written consent -

                  1) a material diminution of the Executive's Base Salary,

                  2) a material diminution of the Executive's authority, duties, or responsibilities,

                  3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the board of directors,

                  4) a material diminution in the budget over which the Executive retains authority,

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

                  5) a material change in the geographic location at which the Executive must perform services for the Employer, or

                  6) any other action or inaction that constitutes a material breach by the Employer of this Agreement.

         (y) the Executive must give notice to the Employer of the existence of one or more of the conditions described in clause (x) within 90 days after the initial existence of the condition, and the Employer shall have 30 days thereafter to remedy the condition. In addition, the Executive's voluntary termination because of the existence of one or more of the conditions described in clause (x) must occur within 24 months after the initial existence of the condition.

                                    ARTICLE 4
                             SEVERANCE COMPENSATION

         4.1 Cash Severance after Termination Without Cause or Termination for Good Reason. (a) Subject to the possibility that cash severance after employment termination might be delayed under section 4.1(b), if the Executive's employment terminates involuntarily but without Cause or if the Executive voluntarily terminates employment with Good Reason, the Executive shall for the unexpired term of this Agreement and in accordance with the Employer's regular pay practices continue to receive (x) the Base Salary in effect at employment termination and (y) an annual bonus equal to the bonus earned for the calendar year ended immediately before the year in which employment termination occurs, regardless of when the bonus earned for the preceding calendar year is paid and regardless of whether all or part of the bonus is subject to elective deferral or vesting. However, the Executive shall not be entitled to continued participation in the Employer's or a subsidiary's retirement plan(s) or any stock-based plans. The Employer and the Executive acknowledge and agree that the compensation and benefits under this section 4.1 shall not be payable if compensation and benefits are payable or shall have been paid to the Executive under Article 5 of this Agreement.

         (b) If when employment termination occurs the Executive is a specified employee within the meaning of section 409A of the Internal Revenue Code of 1986, if the cash severance payment under section 4.1(a) would be considered deferred compensation under section 409A, and finally if an exemption from the six-month delay requirement of section 409A(a)(2)(B)(i) is not available, the Executive's continued Base Salary and bonus compensation under section 4.1(a) for the first six months after employment termination shall be paid to the Executive in a single lump sum without interest on the first day of the seventh month after the month in which the Executive's employment terminates. References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

         4.2 Post-Termination Insurance Coverage. (a) If the Executive's employment terminates involuntarily but without Cause, voluntarily but with Good Reason, or because of disability, the Employer shall continue or cause to be continued at the Employer's expense medical insurance benefits, the long-term care insurance benefit under section 2.2(d), and the disability reimbursement and gross-up benefit under section 2.2(e), in each case as in effect during and in accordance with the same schedule prevailing in the two years preceding the date of the Executive's termination. The medical and disability (including income tax gross up) insurance benefits shall continue until the first to occur of (w) the Executive's return to employment with the Employer or another employer, (x) the Executive's attainment of age 70, (y) the Executive's death, or (z) the end of the term remaining under this Agreement when the Executive's employment terminates. The long-term care insurance benefit under section 2.2(d)


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shall  continue  until the policy is fully paid.  If  continued  long-term  care insurance benefits under section 2.2(d) constitute taxable income to the Executive, the Employer shall no later than March 15 of each year reimburse the Executive for federal and state income taxes imposed on the Executive that are attributable to continued maintenance of the long-term care insurance coverage, and the amount reimbursed by the Employer shall be grossed up to compensate the Executive for federal and state income taxes imposed as a result of the Employer's reimbursement.

         (b) If (x) under the terms of the applicable policy or policies for the insurance benefits specified in section 4.2(a) it is not possible to continue the Executive's coverage, or (y) when employment termination occurs the Executive is a specified employee within the meaning of section 409A of the Internal Revenue Code of 1986, if any of the continued insurance coverage benefits specified in section 4.2(a) would be considered deferred compensation under section 409A, and finally if an exemption from the six-month delay requirement of section 409A(a)(2)(B)(i) is not available for that particular insurance benefit, the Employer shall pay to the Executive in a single lump sum an amount in cash equal to the present value of the Employer's projected cost to maintain that particular insurance benefit (and associated income tax gross-up benefit, if applicable) had the Executive's employment not terminated, assuming continued coverage for the lesser of 36 months or the number of months until the Executive attains age 70 in the case of medical and disability insurance, and assuming coverage until the policy is fully paid in the case of long-term care insurance. The lump-sum payment shall be made 30 days after employment termination or, if section 4.1(b) applies, on the first day of the seventh month after the month in which the Executive's employment terminates.

                                    ARTICLE 5
                           CHANGE IN CONTROL BENEFITS

         5.1 Change in Control Benefits. (a) If a Change in Control occurs during the term of this Agreement, the Employer shall make or cause to be made a lump-sum payment to the Executive in an amount in cash equal to three times the Executive's annual compensation. For this purpose, annual compensation means (x) the Executive's Base Salary when the Change in Control occurs plus (y) any cash bonus or cash incentive compensation earned for the calendar year ended immediately before the year in which the Change in Control occurs, regardless of when the cash bonus or cash incentive compensation earned for the preceding calendar year is paid and regardless of whether all or part of the bonus or incentive compensation is subject to elective deferral or vesting. Annual compensation shall be calculated without regard to any deferrals under qualified or nonqualified plans, but annual compensation shall not include interest or other earnings credited to the Executive under qualified or nonqualified plans or any compensation paid to the Executive in the Executive's capacity as a director. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this paragraph (a) is payable no later than five business days after the Change in Control occurs. If the Executive receives payment under section 5.1 the Executive shall not be entitled to any additional severance benefits under section 4.1 of this Agreement. The Executive shall be entitled to benefits under this section 5.1 (a) and section 5.1(c) on no more than one occasion.

         (b) The Employer shall cause the Executive to become fully vested in any non-qualified plans, programs, or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control.

         (c) If the Executive is involuntarily terminated without Cause after a Change in Control is announced but before the Change in Control occurs, the Executive shall be entitled to the benefit under this section 5.1 instead of any other benefit under this Agreement and termination shall be deemed to have occurred after the Change in Control. The Employer shall pay the Change-in-Control benefit to the Executive in a single lump sum on the later of
(x) the day of the Change in Control or (y) the first day of the seventh month after the month in which the Executive's employment terminates, in either case with interest but less any amounts previously paid under section 4.1. Payment of the Change-in-Control benefit shall fully discharge the Employer from all obligations under this Agreement, except the legal fee reimbursement obligation under section 8.9 and the tax gross-up payment obligation under section 5.3. A Change in Control shall be considered to have been announced on the date a press release is issued by the Corporation or the Bank concerning the Change in Control, on the date a Form 8-K Current Report is filed by the Corporation with the Securities and Exchange Commission to report the Change in Control event, on the date an annual or quarterly report or proxy statement is filed by the Corporation with the Securities and Exchange Commission disclosing the Change in Control event, or on the date information concerning the Change in Control is publicly disseminated by the Bank or by the Corporation in any other manner, whichever occurs first.

         5.2 Change in Control Defined. For purposes of this Agreement "Change in Control" means a change in control as defined in Internal Revenue Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including -

         (a) Change in ownership: a change in ownership of the Corporation occurs on the date any one person or group accumulates ownership of Corporation stock constituting more than 50% of the total fair market value or total voting power of Corporation stock,

         (b) Change in effective control: (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of Corporation stock possessing 30% or more of the total voting power of Corporation stock, or (y) a majority of the Corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Corporation's board of directors, or

         (c) Change in ownership of a substantial portion of assets: a change in ownership of a substantial portion of the Corporation's assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from the Corporation assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Corporation's assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Corporation's assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

         5.3 Gross-Up for Taxes. (a) Additional payment to account for Excise Taxes. If the Executive receives the lump sum payment under section 5.1 of this Agreement and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with the Employer (collectively, the "Total Benefits"), and if any part of the Total Benefits is subject to the Excise Tax under section 280G and section 4999 of the Internal Revenue Code of 1986 (the "Excise Tax"), the Employer shall pay or cause to be paid to the Executive the following additional amounts, consisting of (x) a payment equal to the Excise Tax payable by the Executive under section 4999 on the Total Benefits (the "Excise Tax Payment") and (y) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. Together, the additional amounts described in clauses (x) and (y) are referred to in this Agreement as the "Gross-Up Payment Amount." Payment of the Gross-Up Payment Amount shall be made in addition to the amount set forth in section 5.1.

         Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

                  1) Determination of "parachute payments" subject to the Excise
         Tax: any other payments or benefits received or to be received by the Executive as a result of the Change in Control or the Executive's employment termination (whether under the terms of this Agreement or any other agreement or any other benefit plan or arrangement with the Employer, any person whose actions result in a Change in Control, or any person affiliated with the Employer or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by the Employer as of the date immediately before the Change in Control (the "Accounting Firm") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess of the "base amount" (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

                  2) Calculation of benefits subject to the Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (y) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

                  3) Value of noncash benefits and deferred payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

         Assumed Marginal Income Tax Rate. For purposes of determining the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of the Change in Control or termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

         Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Change in Control occurred or when the Executive's employment terminated, the Executive shall repay to the Employer - when the amount of the reduction in Excise Tax is finally determined - the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction).

         If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Change in Control occurred or when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), the Employer shall make an additional payment to the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

         (b) Responsibilities of the Accounting Firm and the Employer. Determinations Shall Be Made by the Accounting Firm. Subject to the provisions of section 5.3(a), all determinations required to be made under this section 5.3(b) - including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the "Determination") - shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Employer and the Executive within 15 business days after receipt of notice from the Employer or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by the Employer.

         Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by the Employer. The Employer shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

         Accounting Firm's Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

         Accounting Firm's Determination Is Binding; Underpayment and Overpayment. The Determination by the Accounting Firm shall be binding on the Employer and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by the Employer ("Underpayment"), or that a Gross-Up Payment Amount will be made that should not have been made by the Employer ("Overpayment"). If after a Determination by the Accounting Firm the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Employer to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for the Excise Tax according to section 5.3(a), the Accounting Firm shall determine the amount of the Overpayment. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Executive to or for the benefit of the Employer. Provided that the Executive's expenses are reimbursed by the Employer, the Executive shall cooperate with any reasonable requests by the Employer in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

         Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive).

                                    ARTICLE 6
                        CONFIDENTIALITY AND CREATIVE WORK

         6.1 Non-disclosure. The Executive covenants and agrees not to reveal to any person, firm, or corporation any confidential information of any nature concerning the Employer or its business, or anything connected therewith. As used in this Article 6 the term "confidential information" means all of the
Employer's and the Employer's affiliates' confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Agreement, including but not limited to -

         (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

         (b) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

         (c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

         (d) trade secrets, as defined from time to time by the laws of the State of South Carolina.

Despite the foregoing, confidential information excludes information that - as of the date hereof or at any time after the date hereof - is published or disseminated without obligation of confidence or that becomes a part of the public domain (x) by or through action of the Employer, or (y) otherwise than by or at the direction of the Executive. This section 6.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of the Executive's authority.

         6.2 Return of Materials. The Executive agrees to deliver or return to the Employer upon termination, upon expiration of this Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by the Employer or prepared by the Executive in connection with the Executive's services hereunder. The Executive will retain no copies thereof after termination of this Agreement or termination of the Executive's employment.

         6.3 Creative Work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Employer. The Executive hereby assigns to the Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

         6.4 Affiliates' Confidential Information is Covered; Confidentiality Obligation Survives Termination. For purposes of this Agreement, the term "affiliate" of the Employer includes any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation or the Bank. The rights and obligations set forth in this Article 6 shall survive termination of this Agreement.

         6.5 Injunctive Relief. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to the Employer if the Executive fails to observe the obligations imposed by this Article 6.

Accordingly, if the Employer institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to the Employer, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. The confidentiality and remedies provisions of this Article 6 shall be in addition to and shall not be deemed to supersede or restrict, limit, or impair the Employer's rights under applicable state or federal statute or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or proprietary or confidential information.

                                    ARTICLE 7
                    COMPETITION AFTER EMPLOYMENT TERMINATION

         7.1 Covenant Not to Solicit Employees. The Executive agrees not to solicit the services of any officer or employee of the Bank for one year after the Executive's employment termination.

         7.2 Covenant Not to Compete. (a) The Executive covenants and agrees not to compete directly or indirectly with the Employer for one year after employment termination. For purposes of this section -

         1) the term "compete" means

                  (a) providing financial products or services on behalf of any financial institution for any person residing in the territory,

                  (b) assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory, or

                  (c) inducing or attempting to induce any person who was a customer of the Employer at the date of the Executive's employment termination to seek financial products or services from another financial institution.

         2) the words "directly or indirectly" means -

                  (a) acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Employer in the territory, or

                  (b) communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Employer when the Executive's employment terminated.

         3) the term "customer" means any person to whom the Employer is providing financial products or services on the date of the Executive's employment termination.

         4) the term "financial institution" means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956, other than the Employer or any of its affiliated corporations.

         5) "financial product or service" means any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Employer or an affiliate on the date of the Executive's employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

         6)       the  term  "person"  means  any  individual  or   individuals,
                  corporation, partnership, fiduciary or association.

         7) the term "territory" means the area within a 15-mile radius of any office of the Employer at the date of the Executive's employment termination.

         (b) If any provision of this section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

         7.3 Injunctive and Other Relief. Because of the unique character of the services to be rendered by the Executive hereunder, the Executive understands that the Employer would not have an adequate remedy at law for the material breach or threatened breach by the Executive of any one or more of the Executive's covenants in this Article 7. Accordingly, the Executive agrees that the Employer's remedies for a material breach or threatened breach of this
Article 7 include but are not limited to (x) forfeiture of any money representing accrued salary, contingent payments, or other fringe benefits due and payable to the Executive, (y) forfeiture of any benefits under sections 4.1, 4.2, and 5.1 of this Agreement, and (z) a suit in equity by the Employer to enjoin the Executive from the breach or threatened breach of such covenants. Despite anything to the contrary in the Split-Dollar Insurance Agreement referred to in section 2.3, if after termination of the Executive's employment the Executive competes with the Employer in violation of this Article 7, the Employer shall be entitled to withhold all benefits payable under the Split-Dollar Insurance Agreement and the Executive shall be deemed to have forfeited any and all rights to benefits under the Split-Dollar Insurance Agreement. The Executive hereby waives the claim or defense that an adequate remedy at law is available to the Bank and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. Nothing herein shall be construed to prohibit the Employer from pursuing any other or additional remedies for the breach or threatened breach.

         7.4 Article 7 Survives Termination But Is Void After a Change in Control. The rights and obligations set forth in this Article 7 shall survive termination of this Agreement. However, Article 7 shall become null and void effective immediately upon a Change in Control.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Successors and Assigns. (a) This Agreement is binding on successors. This Agreement shall be binding upon the Employer and any successor to the Employer, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Employer by purchase, merger, consolidation, reorganization, or otherwise. But this Agreement and the Employer's obligations under this Agreement are not otherwise assignable, transferable, or delegable by the Employer. By agreement in form and substance satisfactory to the Executive, the Employer shall require any successor to all or substantially all of the business or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Employer would be required to perform had no succession occurred.

         (b) This Agreement is enforceable by the Executive's heirs. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

         (c) This Agreement is personal in nature and is not assignable. This Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this section 8.1, the Employer shall have no liability to pay any amount to the assignee or transferee.

         8.2 Governing Law, Jurisdiction and Forum. This Agreement shall be construed under and governed by the internal laws of the State of South Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina. By entering into this Agreement, the Executive acknowledges that the Executive is subject to the jurisdiction of both the federal and state courts in the State of South Carolina. Any actions or proceedings instituted under this Agreement shall be brought and tried solely in courts located in Seneca County, South Carolina or in the federal court having jurisdiction in Seneca, South Carolina. The Executive expressly waives the right to have any such actions or proceedings brought or tried elsewhere.

         8.3 Entire Agreement. This Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by the Employer. Any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void by the parties.

         8.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to the Board of Directors, Community First Bancorporation, 449 Highway 123 Bypass, Seneca, South Carolina 29691.

         8.5 Severability. If there is a conflict between any provision of this Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

         8.6 Captions and Counterparts. The captions in this Agreement are solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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

         8.7 No Duty to Mitigate. The Employer hereby acknowledges that it will be difficult and could be impossible (x) for the Executive to find reasonably comparable employment after employment termination, and (y) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, the Employer acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. The Employer further acknowledges that the payment of severance benefits under this Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after employment termination.

         8.8 Amendment and Waiver. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         8.9 Payment of Legal Fees. The Employer is aware that after a Change in Control management could cause or attempt to cause the Employer to refuse to comply with its obligations under this Agreement or the Split-Dollar Insurance Agreement referred to in section 2.3 or the Salary Continuation Agreement referred to in section 2.6, or could institute or cause or attempt to cause the Employer to institute litigation seeking to have this Agreement or the
Split-Dollar Insurance Agreement or the Salary Continuation Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Agreement and the Split-Dollar Insurance Agreement and the Salary Continuation Agreement. In these circumstances the purpose of this Agreement, the Split-Dollar Insurance Agreement, and the Salary Continuation Agreement would be frustrated. The Employer desires that the Executive not be required to incur the expenses associated with the enforcement of rights under this Agreement, the Split-Dollar Insurance Agreement, or the Salary Continuation Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. The Employer desires that the Executive not be forced to negotiate settlement of rights under this Agreement, the Split-Dollar Insurance Agreement, or the Salary Continuation Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (x) the Employer has failed to comply with any of its obligations under this Agreement, the Split-Dollar Insurance Agreement, or the Salary Continuation Agreement, or (y) the Employer
or any other person has taken any action to declare this Agreement, the Split-Dollar Insurance Agreement, or the Salary Continuation Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder or under the Split-Dollar Insurance Agreement or the Salary Continuation Agreement, the Employer irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the Employer's expense as provided in this section 8.9, to represent the Executive in the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder, or other person affiliated with the Employer, in any jurisdiction. Despite any existing or previous attorney-client relationship between the


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

Employer and any counsel chosen by the Executive under this section 8.9, the Employer irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Employer and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by the Employer on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The Employer's obligation to pay the Executive's legal fees under this section 8.9 operates separately from and in addition to any legal fee reimbursement obligation the Employer may have with the Executive under any separate severance or other agreement. Despite anything in this section 8.9 to the contrary however, the Employer shall not be required to pay or reimburse the Executive's legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C.  1828(k)] and Rule
359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

         8.10 Compliance with Internal Revenue Code Section 409A. The Employer and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986. If when the Executive's employment terminates the Executive is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments under this Agreement, including Articles 4 or 5, will result in additional tax or interest to the Executive because of section 409A, then despite any contrary provision of this Agreement the Executive shall not be entitled to the payments until the earliest of (x) the date that is at least six months after termination of the Executive's employment for reasons other than the Executive's death, (y) the date of the Executive's death, or (z) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A, the Employer shall reform the provision. However, the Employer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Employer shall not be required to incur any additional compensation expense as a result of the reformed provision.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

                              [SIGNATURES OMITTED]

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